Conference Call Transcript
Q1 Fiscal 2005 Helen of Troy Earnings Conference Call
July 12, 2004 11:00 a.m. ET

CORPORATE PARTICIPANTS

Gerald Rubin
Helen of Troy - Chairman - President and CEO

Christopher Carameros
Helen of Troy - Executive Vice President

Robert Spear
Helen of Troy - Senior Vice President, CIO

Thomas Benson
Helen of Troy - Senior Vice President, CFO

CONFERENCE CALL PARTICIPANTS

Gary Giblin
CL King

Doug Lane
Avondale Partners

Justin Boisseau
Gates Capital Management

Dax Alasis [sp]
Gates Capital Management

Mimi Sokolowski
Sidoti & Company

Mike Carlotti
Palmyra Capital

Jason Crenshaw
Brait Specialized Funds

PRESENTATION

Operator

Good morning, and welcome ladies and gentlemen to the Helen of Troy first quarter earnings conference call for fiscal 2005. At this time I would like to inform you that all participants are in a listen only mode. At the request of the company, we will open up the conference for questions and answers after the presentation.

Our speakers for this morning’s conference all are Gerald Rubin, Chairman, Chief Executive Officer and President; Christopher Carameros, Executive Vice President; Thomas Benson, Senior Vice President and Chief Financial Officer; and Robert Spear, Senior Vice President and Chief Information Officer. I will now turn the conference over to Robert Spear. Please go ahead, sir.
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Robert Spear - Helen of Troy - Senior Vice President, CIO

Thank you. Good morning, everyone, and welcome of Helen of Troy’s first quarter earnings conference call for fiscal year 2005. The agenda for this morning’s conference call will start with a review of our forward-looking statements, followed by Mr. Rubin, who will discuss our first quarter earnings release and related results of operations for Helen of Troy, followed by a financial presentation by our Chief Financial Officer, Tom Benson. Finally, a question and answer session for those of you with any further questions. I’ll now start with the forward-looking statement.

This conference call may contain certain forward-looking statements that are based on management’s current expectation with respect to future events or financial performance. A number of risk or uncertainties could cause actual results to differ materially from historic or anticipated results. Generally the words “anticipates, believes, expects” and other similar words identify forward-looking statements. The company cautions listeners to not place undue reliance on forward-looking statements. Forward-looking statements are subject to risks that could cause such statements to differ materially from our actual results. Factors that could cause actual results to differ from those anticipated are described in the company’s 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 29, 2004 and Form 10-Q for the quarter ended May 31, 2004.

Before our turn the call over to our Chairman, Mr. Rubin, I would like to inform all interested parties that a copy of today’s earnings release has been posted on our website at www.hotus.com. The release can be accessed by selecting the Investor Relations tab on our home page, and then the News tab. I will now turn the conference over to Mr. Gerald Rubin, Chairman, CEO and President of Helen of Troy.
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Gerald Rubin - Helen of Troy - Chairman, President and CEO

Thank you, Bob, and good morning to everybody. Helen of Troy today reported record sales and operating income for the first quarter ended May 31, 2004. This is the 37th quarter out of the last 41 quarters that Helen of Troy has had record sales and continuing operating profit. Sales increased 17% to a first quarter record of $107 million versus sales of 91 million in the same period of the prior year.

First quarter net income was $14,483,000 or 44 cents per diluted share compared to $14,844,000 or 50 cents per diluted share for the same period a year earlier. This year’s first quarter net income results include a loss from discontinued operations of 222,000 or one penny per diluted share related to Tactica International, which their final operations were from March first through April 29th. Last year’s first quarter net income includes a one time non-operating gain from litigation proceeds in the pre-tax amount of $2.6 million or eight cents per diluted share. Excluding the impact of the litigation gain in fiscal 2004 and the discontinued operations of Tactica in fiscal 2004 and 2005, comparative earnings were $14,705,000 or 45 cents per diluted share in the first quarter ended May 31, 2004 versus $12,265,000 or 41 cents per diluted share for the first quarter ended May 31, 2003, an increase of 20 cents in comparative earnings.

Operating income for the first quarter was a record $18,900,000 versus $15,821,000 for the first quarter in last year, an increase of 19%. OXO sales and profit were not included in the first quarter results as we didn’t purchase OXO until June first of this year.

I am pleased with our ongoing operating results for the first quarter and reaffirm our full near guidance of $2.50 to $2.70 for fiscal 2005 ending February 28, 2005. These anticipated results project an increase of 29 to 39 percent in net income per diluted share from fiscal 2004’s earnings per diluted share of $1.94. Full year sales are expected to be in the range of 575 to 600 million compared to prior year sales of 475 million or an increase of 21 to 26 percent. Our core business is projected to be up eight to 10 percent this year.

Our sales leaders include retail personal care, professional international products as well as grooming, skin and hair care products. Our inventory was reduced from 126 million at May 31, 2003 to the current 106 million, a decrease of 16%, even as sales increase 17%. For the second quarter ending August 31, 2004, we expect overall sales to be in the range of 135 million to 140 million compared to our last year’s second quarter sales of 105 million or an increase of 29 to 33 percent.

Retail sales of our products continue to be strong in the second quarter. Earnings per share for the second quarter are expected to be in the range of 50 to 55 cents per diluted share versus prior year earnings per share of 42 cents per diluted share, an increase of 19 to 31 percent. All of our categories are contributing to increases in both sales and profitability and our new OXO International acquisition allows us to enter new and exciting markets through new and existing distribution channels, and we look forward to another record year in sales and earnings for them and for us.

I’d like to make a comment about Wal-Mart. Our Wal-Mart sales last year were 28% of the company’s total. This year, Wal-Mart’s sales percentage of our company sales will be 22 to 24 percent, even with Wal-Mart sales from us growing at double digits percentage this year. Even with our company growing 21 to 26%. So from 28%, Wal-Mart will be 22 to 24, even with double-digit sales.

Now I’d like to turn this conference over to Tom Benson, our CFO.

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

Thanks, Gerry, and good morning. We’re all pleased with our operating performance for the first quarter. First quarter net sales grew 17.3% year-over-year. Quarter one fiscal 2005 sales were 107 million compared to 91.2 million in the prior year quarter. This represents an increase of 15.8 million or 17.3%. However, more importantly, our first quarter operating income increased by 19.5% year-over-year. Quarter one fiscal 2005 operating income was 18.9 million, which is 17.7% of sales, compared to 15.8 million, 17.3% of sales in the prior year quarter. This represents an increase of $3.1 million. It’s a 19.5% increase, and the operating income margin grew .4 percentage points.

First quarter income from continuing operations improved slightly year-over-year. Quarter one fiscal 2005 income from continuing operations was 14.7 million, 13.7%, compared to 14.6 million, 16% in the prior year quarter. This is a $100,000 increase. Included in the 14.6 million of income from continuing operation in last year’s first quarter is an after tax gain on a litigation settlement of approximately 2.4 million.

During first quarter of fiscal 2005, we completed the sale of our 55% ownership interest in Tactica. During the quarter we recorded an after tax loss from discontinued operations of 222,000 compared to a profit of 223,000 in the first quarter of last year.

First quarter earnings from continuing operations per diluted share was 45 cents and the first quarter of 2005 compared to 49 cents in the first quarter of fiscal 2004. This is a four cent decrease. First quarter fiscal 2004 diluted earnings per share from continuing operations of 49 cents includes approximately eight cents attributable to the litigation settlement previously mentioned, netting to 41 cents for the first quarter last year without the litigation settlement.

The number of shares used to compute diluted earnings per share increased from 29.9 million for the quarter ended May 31, 2003 to 32.7 million for the quarter ended May 31, 2004, a 9.4% increase, mostly due to the increase in the average stock price, which increased the number of outstanding options included in the calculation.

The average share price for the quarter ended May 31, ‘03 was $13.90 per share compared to $30.93 per share for the quarter ended May 31, ‘04.

Now I will provide a more detailed review of various components of our financial performance. Quarterly net sales were 107 million in the first fiscal quarter of 2005 compared to 91.2 million in the prior year quarter, an increase of 15.8 million, 17.3%. We had net sales increase in the hair care appliance category and in the grooming, skin care and hair care products and accessory category was down. Core sales in the first quarter of fiscal 2005 were 97.9 million compared to 91.2 million in the prior year first quarter. This represents an increase of 6.6 million, which is 7.3% core sales growth. Non-core sales in the quarter ended May 31, 2004 accounted for 9.2 million in sales, which is 10% of the sales growth.

Gross profit for the first quarter was 50.2 million, a gross profit percent of 46.9% compared to 43.6 million, which is 47.7% in the prior year first quarter. This represents a dollar increase of $6.7 million and it is a percentage increase of 15.3%. The slight decrease in gross profit percent of .8 percentage points is primarily due to a combination of sales and exchanges and increased close-out sales as we adjust our inventory positions in anticipation of new product introductions in the next two quarters.

Selling, general and administrative expenses decreased as a percentage of sales during the first quarter of fiscal 2005. It was $31.3 million, which is 29.3% of sales compared to 27.7 million, 30.4% of sales in the prior year quarter. This is a decrease of 1.1 percentage points. The decrease in SG&A percentage is due to leveraging of warehouse and personnel costs at higher sales volume. These gains were partially offset by increases in advertising, freight and trade show costs.

Operating income improved to 17.7% of net sales, $18.9 million for the first quarter of 2005 compared to 17.3%, $15.8 million for the first quarter of fiscal 2004.

Interest expense was down slightly in the quarter ended May 31, 2004 compared to the prior year quarter because the prior year quarter had a small interest expense for several tax audits.

Other income is down 2.8 million in the quarter ended May 31, 2004 compared to the prior year quarter, due mostly to the other income associated with the litigation settlement in the prior year quarter. The tax expense for the first quarter of 2005 was 3.3 million, 18.4% of income before taxes compared to 3.1 million, 17.5% of income before taxes in the prior year first quarter. The effective tax rate is up .9 percentage points compared to the prior year due to the mix of income in taxing jurisdictions with different tax rates.

I will now discuss our financial position. Our cash balance was 53 million at May 31, 2004, which is comparable to 53 million at our prior year end, February 29, 2004. Accounts receivable increased 19.3 million year-over-year with the sales increase of 15.8 million. Accounts receivable days fell to 62.8 days at May 31, 2004 compared to 66.3 days at May 31, 2003.

Inventories at May 31, 2004 only increased $1.8 million from February 29, 2004 and are down 20.3 million from May 31, 2003. In the prior year, we accelerated inventory purchases and receipts in advance of anticipated ocean freight rate increases and billed inventory levels of newly acquired skin and hair care brands. We anticipate significant seasonal inventory growth over the next few months as we prepare for our peak selling season during the second half of the calendar year. Shareholders’ equity increased $64 million to 368 million at May 31, 2004 compared to May 31, 2003.

I will now update you on our financing activities. We closed the acquisition of OXO on June first with 273 million purchase price was financed with a new five year, $75 million revolver loan and a 200 million bridge facility. The bridge facility was replaced with 225 million of floating rate senior notes at the end of June. We have 100 million of five year notes, 50 million of seven year notes, and 75 million of 10 year notes. Due to the attractive short-term interest rates, we have elected to have floating rate debt. As of today, we have paid down our $75 million revolver to zero. This revolver facility is available for future borrowings. We have the ability to fix the interest rate on this debt in the future if we choose. We continue to have our $55 million of fixed rate debt.

I will now turn it over to Chris Carameros, our Executive Vice President, for some additional comments.
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Christopher Carameros - Helen of Troy - Executive Vice President

God morning. As we were reviewing the first quarter results, we came to the consensus that we needed to discuss our newest acquisition, OXO. We want the shareholders to know how excited we are about OXO being a part of Helen of Troy and what the acquisition will mean to the company.

As we were thinking this over, we concluded that I needed to briefly discuss the overall company before I cover OXO. First, Helen of Troy has a professional appliance category, which is led by Art August [sp], our Executive VP. Art and his team have built the number one professional brand, Hot Tools, in the beauty and professional industry. Next is our retail appliance category. It consists of great global brands such as Vidal Sassoon, Revlon, Sunbeam, Dr. Scholls and recently Healthmeter [sp]. Helen of Troy is growing these brands into market leader positions.

Next is our brush, comb and accessory category of business led by Alan Aimes [sp] and Diane Lasonex [sp]. Both these individuals are charged with revitalizing this category. We have great brand names such as Corina [sp], Vidal Sassoon and Revlon. We’re excited about our recent addition of the Revlon brand name to the accessory area. Helen of Troy is a company who stays the course and is a top performer in a variety of market areas. In addition, Helen of Troy consistently creates new innovative products. Examples of this are the Ionic [sp] hair dryer appliances, which were recently extended into variable ion dryers. Helen of Troy is also introducing other great products like numerous ceramic flat irons which are leaders in the category. These great innovative products are the result of many dedicated hard-working professionals and business partners in the US, Hong Kong and China led by Michael Kafaro [sp] here in the US.

Helen of Troy is a company who innovates. Most of these appliance and hair care products are manufactured in the Far East under UL and Helen of Troy quality standards. This sourcing and UL capability is monitored by the Hong Kong office with over 100 employees. Our Far East sourcing is led by Don and Roseanne Hall to ensure that all products are delivered to various retailers around the world on an on time basis, which is a constant challenge in today’s retail market. Helen of Troy is an efficient sourcing company with over 30 years of experience in the Far East that delivers products around the globe.

Next, Helen of Troy has an excellent finance team, which is led by our CFO, Tom Benson. The team recently negotiated and closed a new financing at very favorable rates, but in 60 days of the contract date including the long-term financing within 30 days of the closing date of the OXO transaction. Again, Helen of Troy is a company with great financial records, a strong balance sheet which will enable more internal growth and growth by acquisition.

Helen of Troy sales and market consumer products on a worldwide basis. The international team in Europe is led by Kevin James, with officers in the UK, France, Hong Kong and Germany and Carlos Lovelle [sp] in Latin America with offices in Mexico and Brazil. Kevin’s team has greatly increased Helen of Troy’s market share over the last two years. Meanwhile, Carlos and his team have initiated great appliance business in Mexico and have established Helen of Troy appliance brands along with Aimes powder and Brute with major retailers in Mexico and Latin America over the last 12 months. Helen of Troy has strong viable international capabilities.

Our grooming, hair care and skin categories of business located in Connecticut is led by Jack Danson [sp]. Jack and his team have taken some old and neglected brands and revitalized them with key retailer incentive programs, new product introductions backed with national TV and print advertising campaigns. As an example is our recent launch of Vitalis men’s shampoo, installing products in the future launch of Sea Breeze initiatives in the spring/summer of 2005. Helen of Troy has a record of acquiring brands and/or companies with successful integration, growth and profitability.

Helen of Troy has proven low cost logistics capabilities with warehouses in the US, Canada, Mexico, Brazil, the UK, Hong Kong and Amsterdam. We have recently invested in new IT technology systems that [unintelligible] with worldwide web capabilities. Helen of Troy has invested heavily in warehouse and IT infrastructure to enable growth within the company and for acquisitions, and lastly now, hot acquisition of OXO. Everyone at Helen of Troy is excited about the OXO brand name along with the great people associated with the company. The OXO brand name is one of the few brands that goes beyond the kitchen and across the consumer household. OXO has established product categories in the kitchen, bath, garage, cleaning, garden and other parts of the home. Further, OXO has great development potential. An example of that is in the kitchen. OXO is the market leader in kitchen gadgets today and has a great potential to become a leader in upscale small kitchen appliances tomorrow.

In the garage and the house, OXO has limited tools to date, but we’re currently exploring a great opportunity with a strong retail partner in developing hand tools for the home improvement category. OXO plans to launch these new products in 2005. This category could provide for a large, meaningful increase in business over the next two years.

Now we move to the bath. OXO has substantial opportunity to enter the personal care category with professional quality features targeting premium consumer channels. Cleaning: OXO may consider to expand established cleaning care products, electrical product offerings, and this is just the beginning.

Now how does all this fit into Helen of Troy? OXO, like Helen of Troy, has a great position in current categories of business with a great future of over 160 new products currently in the process of development. OXO will be able to expand into electrical, kitchen and household cleaning product offerings by utilizing Helen of Troy’s current UL and appliance sourcing capabilities. OXO will begin to utilize Helen of Troy’s bath sourcing capabilities in the Far East and has already begun to do so with a new hand tool category mentioned above. OXO will begin to utilize Helen of Troy’s international capabilities in Europe and Latin America beginning early in 2005. OXO will utilize Helen of Troy’s financial and accounting capabilities and transition over to Helen of Troy’s information, warehouse and supply chain logistic systems in 2005.

In summary, OXO is a great brand that can expand into new categories. OXO will benefit from Helen of Troy’s established Far East sourcing capabilities. OXO will benefit and utilize existing warehouse, IT and financial accounting support, and OXO sales will benefit from Helen of Troy’s international sales offices and expertise. OXO will continue to be led by Alex Lee [sp] as president and Larry Witt [sp], Vice President of Sales and market development located in New York City along with other current employees. We’re really exited about OXO and think it’s a great acquisition.
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Gerald Rubin - Helen of Troy - Chairman, President and CEO

Thank you, Chris and Tom. I’d now like to open up the conference for questions.
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QUESTION AND ANSWER
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Operator

Thank you, sir. The question and answer session will begin now. If you are using a speaker phone, please pick up the handset before pressing any numbers. If you have a question, please press the star, one on your push button telephone. If you wish to withdraw that question, please press the star, two. Your question will be taken in the order that it is received. Please stand by for your first question. Our first question comes from Gary Giblin from CL King. Please state your question.

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Gary Giblin - CL King

Hi. Good morning. Good results, everybody. A lot of retailers had weak numbers in June and Central Garden [unintelligible] indicated, the big decline, sort of cliff like decline in the gardening orders from retailers. So the guidance seems to indicate that nothing is changing in the business. So what gives you the confidence, Gerry, that either the consumer nor the retailer buy-in will slow down, given what seems to be happening in the consumer land now?
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Gerald Rubin - Helen of Troy - Chairman, President and CEO

You know, as we talked about previously, we introduced a lot of products with the housewares show in March--that used to be January in Chicago--and we know the placements that we have with major retailers throughout the country, and we have more placements with major retailers throughout the country. So we’re optimistic that these products will sell better. As I mentioned only Wal-Mart in my comments, but the other major retailers, all their sales are up with us. Our products are moving. We have innovative products, good price points, and we supply products on time and nothing can be sure 100 percent, but based on past performance, we’re going to have a good rest of the year.

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Gary Giblin - CL King

OK. And to what degree are orders locked in? In other words, it looks like some people [unintelligible] Wal-Mart is canceling orders because it’s just stopping their expected purchases but how many months of orders are already locked in or how sensitive are you to that conceivable thing, although I understand what you’re saying about your products having strong sell-through. But if something happened, would it affect July sales, or would it be something that wouldn’t happen until October, from the Helen of Troy standpoint?

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Man

We receive most of our orders from our customers on a POS basis. As they sell it, we receive the orders. As I mentioned, we do have more placement on product and more shelf space than we’ve ever had. Also, we also have some new customers, the higher end department stores, that we will have this fall, with our Help-o-Meter [sp]. So overall, we don’t get our orders three or four months in advance. We get them as they sell it, but we know that replacement and history that we’ll have an eight to 10 percent increase just in our core business along with all the other new products and the OXO and the Brute that we have, that we didn’t have last year.

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Gary Giblin - CL King

Great, and thanks for the info on OXO and the remarks. Thank you.

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Operator

Thank you. Our next question comes from Doug Lane from Avondale Partners. Please state your question.

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Doug Lane - Avondale Partners

Yes, hi. Gerry, can you talk about, or Chris, on the OXO acquisition, what do you see as far as cross-marketing, because the channel is a little bit different than what you’re used to on the core appliance business? Is there any sort of a way to take maybe the core business into different channels or take the OXO business and some into some of your existing channels on the retail side?

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

This is Gerry. As Chris mentioned, the OXO name is so good throughout the house that we are planning on expanding it to many of the categories that we’re in because of our capabilities of making in the Orient. So, yes, the answer is we will have some of that. On the other hand, the kitchen appliances are in the kitchen section of the stores, and this makes it stronger with the retailer. We are selling more and more product to retailers throughout the country, and that was our goal in acquiring OXO and also with the other brands that we purchased from P&G and Unilever. We are a very good supplier, we’re value added to the retailer, and that’s our goal, to sell more and more products; and which categories they’re going to be, of course, we’ll be expanded. We want to be in more places in the store, not only with what we have, but things that we have planned. And of course with the OXO, we want to be in all categories of retailers from the high end to the mass merchants to the warehouse clubs, and we expect to sell as many products as we can with them.

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Doug Lane - Avondale Partners

I assume that with Wal-Mart going from 28% down to 22 to 24 percent is because OXO doesn’t have a very big business with Wal-Mart. Do they have any business with Wal-Mart?

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

At present, they don’t sell them anything.

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Doug Lane - Avondale Partners

So if I’m going to look at the opportunity for OXO in Wal-Mart, is it going to be in the newer categories, or can you take what they sell to Linens and Bath and move that into Wal-Mart? That’s going to be tough I imagine because of the positioning.

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

At the present time I can’t comment other than to tell you that their products currently are not offered at Wal-Mart, and leave it at that.

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Doug Lane - Avondale Partners

OK. And what about the other way, do you think you can come up with a more premium--I don’t know, in the personal care appliance? Because you don’t have much business with Bed Bath and Linens right now, is that correct?

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

No, we’re doing very, very well with them. But our offerings are going to [unintelligible] increase with the OXO. But they’re a very good customer of ours.

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Doug Lane - Avondale Partners

OK. And just from a matter of modeling, what kind of tax rates should we put on OXO? Is that going to be part of the Bermuda infrastructure, or is it going to be like Tactica or is it a US company?

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Christopher Carameros - Helen of Troy - Executive Vice President

This is Christopher Carameros. It should have the same tax structure as we have.

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Doug Lane - Avondale Partners

OK. Are you guys not talking about North America and international, or do we have to wait for the Q for that?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

This is Tom Benson. The Q will be out, and as you’ll see in the Q, we have realigned our segments, so we’ll no longer be talking about North American and international in the future. We’re going to be talking about the personal care area, and then with OXO we’ll be talking about the household product area.

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Doug Lane - Avondale Partners

Is it going to be just two segments?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

Yes. And the Q is going to be filed later today.

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Doug Lane - Avondale Partners

OK. Lastly, Tom, on the debt, what is the rate that you got on the five year, seven year and 10 year notes?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

The rate is a three month Libor, and it will reset every three months, and there is a margin above that, either 85 or 90 basis points, depending upon which group of debt it is.

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Doug Lane - Avondale Partners

OK. And if you were going to fix that today, what kind of fixed rate do you think you could get?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

In the four to five percent range probably.

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Doug Lane - Avondale Partners

OK. Thank you.

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Operator

Thank you. Our next question comes from Justin Boisseau from Gates Capital Management. Please state your question.

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Justin Boisseau - Gates Capital Management

Yeah, just wanted to make sure I understood the tax rate. Should we assume that it’s around 18.4% for the whole year?

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Christopher Carameros - Helen of Troy - Executive Vice President

Yes, this is Chris Carameros again. I was saying we have always said in the past, we have a tax rate of 16 to 18 percent, but I would assume 18%.

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Justin Boisseau - Gates Capital Management

OK. And what was your cap ex for the quarter? What would you expect it to be for the year?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

Let’s take a look at it real quick. This is Tom Benson. Our capital expenditures for the quarter were about $2-1/2 million and the current major item we’re finishing is our Oracle implementation. Other than that we don’t have any current major capital expenditures anticipated. I believe in our priori conference call, we said a level of $5 million to $7 million annual level would be something to use for modeling.

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Dax Alasis - Gates Capital Management

OK. This is Dax Alasis [sp]. Does your guidance for the year include any additional business from OXO at Wal-Mart?

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Christopher Carameros - Helen of Troy - Executive Vice President

This is Chris Carameros. It does not and we have not entertained the fact of going to Wal-Mart.

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Dax Alasis - Gates Capital Management

OK. Thanks.

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Operator

Thank you. Our next question comes from Mimi Sokolowski of Sidoti & Company. Please state your question.

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Mimi Sokolowski - Sidoti & Company

I was wondering if you guys could provide for us same store figures, X-ing out the new stores like Wal-Mart, etc., is opening? Do you have a core growth rate?

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

Mimi, this is Gerry. We don’t have those numbers available. We know that overall it’s been double digit so far this year, and we expect it to continue to be double digit.

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Mimi Sokolowski - Sidoti & Company

OK. I also wanted to ask you about the projection for the second quarter. It does look like it’s possible that sales growth could outpace earnings growth. What’ going on there--what’s going on now that might be a possibility?

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

Well, it’s always the possibility, although at the present time we’re not saying that it is. There is increased advertising on a lot of our products, but I don’t know that that’s actually going to happen when we do finish the quarter. We’ll just have to wait and see how the quarter grows. We’re expecting sales growth for the quarter of somewhere around 29 to 33 percent.

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Mimi Sokolowski - Sidoti & Company

Yeah, that’s about what I have.

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

We’re expecting strong sales growth.

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Mimi Sokolowski - Sidoti & Company

And it looks like EPS growth is in the range of five--unless my numbers are wrong--anywhere between five and 17 percent.

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

If you find that the amount of shares outstanding currently over last year is somewhere up about nine percent, so that needs to be taken into consideration also, if you’re just doing it EPS. If you’re doing it on operating profit, it should be up the same as the sales.

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Mimi Sokolowski - Sidoti & Company

OK. I think that’s it. Thank you.

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Operator

Thank you. Our next question comes from Mike Carlotti from Palmyra Capital. Please state your question.

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Mike Carlotti - Palmyra Capital

The non-core sales in the quarter, I think you said 9.2 million. What would that include? Is that just Brute?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

This is Tom Benson. It was 9.2 million and it is the Brute sales.

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Mike Carlotti - Palmyra Capital

OK. So Brute only. Then what was cash flow from operations?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

We do not discuss that. It will be in the Q when that’s filed.

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Mike Carlotti - Palmyra Capital

OK. And how about corporate expenses for the quarter versus last year? Can you disclose that?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

You’ll get--all those details will be in the Q.

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Mike Carlotti - Palmyra Capital

OK. Thank you.

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Operator

Thank you. Our next question comes from Jason Crenshaw from Brait Specialized Funds. Please state your question.

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Jason Crenshaw - Brait Specialized Funds

Yes, good morning. Nice job on the quarter, guys. Couple of quick questions here. With OXO, as far as what sort of integration needs to be done or to what level, could you talk about what the time line will be and when you anticipate full integration for OXO?

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Christopher Carameros - Helen of Troy - Executive Vice President

This is Chris Carameros. AS I mentioned, we are utilizing World Kitchen’s existing systems to do the warehouse, billing and shipping at this point in time. We’re implementing Oracle Levenai [sp]. We want to get to the implementation first, and as I said earlier, we’re planning on getting all that infrastructure transitioned in the first part of 2005.

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Jason Crenshaw - Brait Specialized Funds

OK. So you anticipate switching over to the Oracle system in early ‘05; is that right?

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Christopher Carameros - Helen of Troy - Executive Vice President

Actually switching OXO over to Oracle in 2005. We’re going to be doing the Oracle transition within this next quarter.

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Jason Crenshaw - Brait Specialized Funds

OK. And is there any other sort of integration required beyond sort of switching the system over?

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Christopher Carameros - Helen of Troy - Executive Vice President

No, just actually utilizing our Far East and Hong Kong offices to help start doing the sourcing.

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Jason Crenshaw - Brait Specialized Funds

OK, great. The next question would be if we looked at--I think you gave cap ex guidance for the full year. If you look at the cash flow for fiscal 2005, what working capital assumptions do you think would be reasonable given the OXO business, given some of the other moving parts?

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Thomas Benson - Helen of Troy - Senior Vice President, CFO

No, this is just consistent with ours, so you can just take a look at that.

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Jason Crenshaw - Brait Specialized Funds

OK, great. Thanks, guys.

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Operator

Thank you. Our next question comes again from Doug Lane of Avondale Partners. Please state your question.

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Doug Lane - Avondale Partners

Hi. Just two quick follow-ups. Given--we’re hearing about softness at the end of June, just in general at retail and in the channels where you sell. Can you just give us some characterization of how your business has been so far this quarter vis-à-vis expectations? Then my second part is, you had a really good November quarter last year, and are you modeling in sales growth on top of a very strong November season last year?

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Man

As I mentioned in my comments, everybody seems to be concerned about retail sales and yet--our retail sales have been very, very strong. I mentioned our top customer--I can mention others that the sales growth is very, very strong. We didn’t see any slow down in June. Our sales were strong so far. Our quarter of June, July and August, sales are strong. We wouldn’t be coming out and saying sales are going to be up for the quarter 29 to 33 percent if sales weren’t strong, and we’re looking for a great third quarter; third quarter, of course, is our largest quarter. We’re very, very optimistic because of all the new plan-o-gram [sp] changes that have happened that we think we’re going to have increased sales. So whether we’re doing better than the norm or that’s the way we operate the business, we expect a good strong second quarter and third quarter and fourth quarter. Otherwise we wouldn’t be predicting these kinds of numbers.

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Doug Lane - Avondale Partners

Fair enough. OK. Thank you.

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Operator

Thank you. Our next question comes from Mike Carlotti from Palmyra Capital. Please state your question.

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Mike Carlotti - Palmyra Capital

Yeah, hi. Just a follow-up question on the 29 to 33 percent sales growth for Q2. If you exclude OXO, which will be I guess a full quarter of impact, Brute and I guess any other acquisitions that were made that were made actually after the second quarter of last year, what would be the core revenue growth that you’re expecting? Can you break out your expectations for OXO?

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Man

Yeah, I mentioned that in my comments also, that our core business will be up at least eight to 10 percent.

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Mike Carlotti - Palmyra Capital

OK. So the rest would be OXO and Brute?

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Man

Yes.

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Mike Carlotti - Palmyra Capital

OK, thank you.

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Operator

Mr. Rubin, there are no further questions in queue.

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Gerald Rubin - Helen of Troy - Chairman, President and CEO

Thank you everybody, for listening into our first quarter conference call. We’d love to have you back in our second quarter. Thank you all.

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Operator

Ladies and gentlemen, if you wish to access the replay for this call, you may do so by dialing 1-800-428-6051 or 973-709-2089 with a pass code ID number of 364223. This concludes our conference for today. Thank you all for participating and have a nice day. All parties may disconnect now.

END